United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
November 2, 2015
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 2, 2015 Fidelity National Financial, Inc. ("FNF", "our") appointed Mike Nolan to the position of President, effective January 1, 2016. In addition to his role as President, Mr. Nolan will continue to have responsibility for the Eastern Operations of Fidelity National Title Group (“FNTG”) and become involved in FNF’s investor relations efforts. Mr. Nolan has more than 30 years of experience with FNTG and its predecessor companies and has been Co-Chief Operating Officer of FNF since September 4, 2015, President of Eastern Operations for FNTG since 2013 and previously served as a division manager from 2010 - 2013. Mr. Nolan is 56 years old.
Brent Bickett, FNF’s current President, will assume the role of Executive Vice President, Corporate Strategy of FNF and FNFV, effective January 1, 2016, and will continue to focus on corporate strategy and investments, including all mergers & acquisitions efforts. Mr. Bickett joined FNF in 1999, and served as Executive Vice President, Corporate Finance of FNF from 2003 to December 2013 and has served as our President since December 2013. Mr. Bickett is 51 years old.

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	November 2, 2015	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary